Exhibit 99.1
PRESS RELEASE

SOUTHERN COPPER CORPORATION

11811 North Tatum Blvd., Suite 2500, Phoenix, AZ 85028, U.S.A.

Phone: (602) 494-5328 - Fax: (602) 494-5317

FOR IMMEDIATE RELEASE

Investor Relations (602) 494-5328

PERUVIAN BRANCH OF SOUTHERN COPPER CORPORATION, SOUTHERN PERU FILES
NOTICES OF RELEVANT EVENTS WITH LOCAL STOCK EXCHANGE

Phoenix, April 30, 2007.- Southern Copper Corporation (SCC) (NYSE and LSE: PCU) announced that some of its unionized employees in Peru at the Ilo smelter and refinery and at the Toquepala and Cuajone mines commenced an illegal work stoppage.

Company Profile

Southern Copper Corporation is one of the largest integrated copper producers worldwide and holds the second largest copper reserves of any listed company in the world. We are a NYSE and Lima Stock Exchange (LSE) listed company that is 75.1% owned by Grupo Mexico, a Mexican company listed on the Mexican stock exchange. The remaining 24.9% ownership interest is held by the international investment community. We operate mining units, metallurgical facilities in Mexico and Peru and conduct exploration activities in Mexico, Peru and Chile.